Exhibit 10.1

AMENDMENT NO. 1

Dated as of November 16, 2012

to

CREDIT AGREEMENT

Dated as of December 21, 2011

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of November 16, 2012 by and among Inergy Midstream, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions listed on the signature pages hereof, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of December 21, 2011 by and among the Borrower, the lenders party thereto (collectively, the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1.    Amendments to the Credit Agreement. Effective as of the Effective Date, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is amended to (i) add the phrase “and any Rangeland Acquisition EBITDA Adjustments” to the end of the penultimate sentence of the first paragraph thereof, (ii) add the sentence “Finally, Consolidated EBITDA shall be increased for the applicable period, without duplication, to reflect the collection in cash of any deficiency payment received during such period pursuant to the Rangeland Contracts (to the extent increasing deferred revenue of the Borrower) or the delivery of services in excess of contracted requirements thereunder, after deducting the amount of any cash payment previously collected and required to be credited to the applicable customers under the Rangeland Contracts as a result of previous deficiency payments made under the Rangeland Contracts.” to the end of the first paragraph thereof and (iii) add the following new paragraphs thereto:

“Rangeland Acquisition EBITDA Adjustments” means, on and after the date of the acquisition by the Borrower of Rangeland (the “Rangeland Acquisition”), an amount submitted by the Borrower and approved by the Administrative Agent as the projected Consolidated EBITDA attributable to the Rangeland business (initially giving pro forma effect as if the Rangeland Acquisition occurred on the first day of the fiscal quarter in which it occurred, and thereafter such pro forma quarterly adjustments rolling off and being replaced by actual performance on a quarterly basis). Rangeland Acquisition EBITDA Adjustments shall be based only on (i) projected revenues from firm fixed-fee contracts (subject to adjustments for customer creditworthiness), less expenses, and (ii) other factors reasonably deemed appropriate by the Administrative Agent.

“COLT Interconnect” means the pipeline interconnect between the COLT Terminal and a crude oil storage facility that interconnects with certain interstate pipelines near Tioga, North Dakota.

“COLT Terminal” means that certain oil loading terminal and storage facility and related facilities located in Williams County, North Dakota.

“Rangeland” means Rangeland Energy, LLC, a Delaware limited liability company.

“Rangeland Contracts” means those current or future minimum volume, take-or-pay contracts by and between the Borrower or any of its Subsidiaries and various customers, in each case providing for the use of the COLT Terminal and/or the COLT Interconnect and in a form reasonable satisfactory to the Administrative Agent.

(b) Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order:

“Senior Secured Funded Debt” means, with respect to the Borrower and its Consolidated Subsidiaries at any time, the total amount of secured Debt at such time, whether such Debt is matured, unmatured, absolute, contingent or otherwise, minus the aggregate outstanding principal amount at such time of such secured Debt which is Permitted Junior Debt.

“Senior Secured Leverage Ratio” means, with respect to the Borrower and its Consolidated Subsidiaries at any time, the ratio of (i) Senior Secured Funded Debt (other than Debt under clause (i) of the definition of “Debt”), at such time, to (ii) Consolidated EBITDA for the four fiscal quarters most recently ended. For purposes of calculating the Senior Secured Leverage Ratio of the Borrower and its Consolidated Subsidiaries under Section 6.12(c), the Senior Secured Funded Debt shall not include any outstanding Letters of Credit or Swingline Loans.

(c) Clause (a) of Section 6.12 of the Credit Agreement is amended to add the proviso “; provided that, for any two consecutive fiscal quarters ending on or immediately after the date of the consummation by the Borrower or any of its Subsidiaries of any Permitted Acquisition involving consideration in excess of $50,000,000, the Total Leverage Ratio shall not be greater than 5.50 to 1.00” at the end thereof.

(d) Section 6.12 of the Credit Agreement is amended to add the following as a new clause (c) thereof:

(c) Maximum Senior Secured Leverage Ratio. On and after the first date on which the aggregate outstanding principal amount of Permitted Junior Debt exceeds $200,000,000 (the “Junior Debt Trigger Date”), the Borrower will not permit the Senior Secured Leverage Ratio, determined as of the end of each of its fiscal quarters ending on or after the Junior Debt Trigger Date for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, to be greater than 3.75 to 1.00.

2.    Conditions of Effectiveness. This Amendment shall become effective on the date that each of the following conditions is met (the “Effective Date”):

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

(b) The Administrative Agent shall have received all fees (including any amendment fees for the account of each Lender that provides its consent hereto by such time as is requested by the Administrative Agent) and other amounts due and payable on or prior to date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees and expenses of counsel for the Administrative Agent) required to be reimbursed or paid by the Borrower in connection with this Amendment.

3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as modified hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b) The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

4.    Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Credit Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each Credit Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Credit Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) Upon the effectiveness hereof, this Amendment shall be a Credit Document for all purposes.

5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

INERGY MIDSTREAM, L.P., as the Borrower By: NRGM GP, LLC, its managing general partner

By	/s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Sr. Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Credit Agreement

Inergy Midstream, L.P.

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Kenneth J. Fatur
Name:	Kenneth J. Fatur
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

Inergy Midstream, L.P.

Name of Lender:

By
Name:
Title:

For any Lender requiring a second signature line:

By
Name:
Title:

Signature Page to Amendment No. 1 to Credit Agreement

Inergy Midstream, L.P.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Inergy Midstream, L.P., the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of November 16, 2012 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Credit Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Credit Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: November 16, 2012

[Signature Page Follows]

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.		INERGY STORAGE, INC.

By:	/s/ Michael J. Campbell	By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell	Name:	Michael J. Campbell
Title:	Sr. Vice President and Chief Financial Officer	Title:	Sr. Vice President and Chief Financial Officer

FINGER LAKES LPG STORAGE, LLC		INERGY GAS MARKETING, LLC

By:	/s/ Michael J. Campbell	By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell	Name:	Michael J. Campbell
Title:	Sr. Vice President and Chief Financial Officer	Title:	Sr. Vice President and Chief Financial Officer

ARLINGTON STORAGE COMPANY, LLC		STEUBEN GAS STORAGE COMPANY

By:	/s/ Michael J. Campbell	By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell	Name:	Michael J. Campbell
Title:	Sr. Vice President and Chief Financial Officer	Title:	Sr. Vice President and Chief Financial Officer

ARLINGTON ASSOCIATES LIMITED PARTNERSHIP		INERGY ASC, LLC

By:	Arlington Storage Company, LLC, its managing general partner	By:	/s/ Michael J. Campbell
		Name:	Michael J. Campbell
		Title:	Sr. Vice President and Chief Financial Officer
By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Sr. Vice President and Chief Financial Officer